DuPont de Nemours, Inc.	EXHIBIT 21
SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of DuPont de Nemours, Inc.

Organized Under Laws Of
Name
3313045 Nova Scotia Company	Canada
CUPOSIT Electronic Materials (Zhangjiagang) Co., Ltd.	China
DDP Specialty Electronic Materials US 9, LLC	Delaware
DDP Specialty Electronic Materials US, LLC	Delaware
DDP Specialty Products Japan KK	Japan
DDP Specialty Products Korea Ltd.	Korea
DDP Specialty Products Taiwan Co, Ltd.	Taiwan
DPS EMEA Holding B.V.	The Netherlands
DSP S.A.S.	France
Du Pont (U.K.) Limited	United Kingdom
Du Pont Apollo (Shenzhen) Limited	China
Du Pont China Limited	Hong Kong
Du Pont China Limited	Delaware
Du Pont Kabushiki Kaisha	Japan
DuPont (Hong Kong) Electronic Materials Limited	Hong Kong
DuPont (Korea) Inc.	Korea
DuPont China Holding Company Ltd.	China
DuPont de Nemours (Deutschland) GmbH	Germany
DuPont de Nemours (Luxembourg) Sàrl	Luxembourg
DuPont de Nemours (Nederland) B.V.	The Netherlands
DuPont de Nemours International Sàrl	Switzerland
DuPont de Nemours, Inc.	Delaware
DuPont E&I Holding, Inc.	Delaware
DuPont Electronic Materials Kabushiki Kaisha	Japan
DuPont Electronic Polymers, LP	Delaware
DuPont Electronics Microcircuits Industries, Ltd.	Bermuda
DuPont Electronics, Inc.	Delaware
DuPont Industrial Biosciences USA, LLC	Delaware
DuPont International (Luxembourg) SCA	Luxembourg
DuPont Performance Specialty Products (Thailand) Limited	Thailand
DuPont Polymers, Inc.	Delaware
DuPont Safety & Construction, Inc.	Delaware
DuPont Specialty Products GmbH & Co. KG	Germany
DuPont Specialty Products Kabushiki Kaisha	Japan
DuPont Specialty Products Operations Sàrl	Switzerland
DuPont Specialty Products USA, LLC	Delaware
DuPont Styro Corporation	Japan
DuPont Taiwan Limited	Taiwan
DuPont Teijin Films China Ltd.	Hong Kong
DuPont Toray Specialty Materials Kabushiki Kaisha	Japan
DuPont Trading (Shanghai) Co., Ltd.	China
E&C EMEA Holding 3 B.V.	The Netherlands
EIDCA Specialty Products Company	Canada
EKC Technology, Inc.	California
FilmTec Corporation	Delaware
Laird Limited	United Kingdom
Laird Technologies (Shenzhen) Company Limited	China
Laird Technologies Inc.	Delaware

NITTA DuPont Incorporated	Japan
NITTA DuPont Trading Company	Japan
Performance Specialty Products (India) Private Limited	India
Performance Specialty Products (Singapore) Pte. Ltd.	Singapore
Performance Specialty Products Asturias, S.L.U.	Spain
Performance Specialty Products Do Brasil Serviços E Comércio De Produtos Eletrônicos E De Proteção E Segurança Ltda.	Brazil
Performance Specialty Products France SAS	France
Performance Specialty Products Iberica, S.L.U.	Spain
Performance Specialty Products Italy Srl	Italy
PP EMEA Holding 3 B.V.	The Netherlands
Productos Especializados de Mexico DDM, S. de R.L. de C.V.	Mexico
Rohm and Haas Electronic Materials (Shanghai) Co., Ltd.	China
Rohm and Haas Electronic Materials Asia Limited	Hong Kong
Rohm and Haas Electronic Materials CMP Asia Inc.	Delaware
Rohm and Haas Electronic Materials CMP Korea Ltd.	Korea
Rohm and Haas Electronic Materials CMP Sdn. Bhd.	Malaysia
Rohm and Haas Electronic Materials CMP, LLC	Delaware
Rohm and Haas Electronic Materials Korea Ltd.	Korea
Rohm and Haas Electronic Materials LLC	Delaware
Rohm and Haas Electronic Materials Singapore Pte. Ltd.	Singapore
Rohm and Haas HK Dongguan Holding Limited	Hong Kong
Rohm and Haas Shanghai Chemical Industry Co., Ltd.	China
Specialty Electronic Materials Netherlands B.V.	The Netherlands
Specialty Electronic Materials Switzerland GmbH	Switzerland
Specialty Products Turkey Endustri Urunleri Limited Sirketi	Turkey
Zhejiang OMEX Environmental Engineering Co., Ltd.	China
Subsidiaries not listed would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary.